Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION: Investor Relations Kerri Howard +1 844-632-1060 IR@univar.com Media Relations Scott C. Johnson +1 331-777-6187 scott.johnson@univarusa.com

Univar Reports

Third Quarter 2015 Financial Results

Higher margins continue to offset lower oil and gas volumes

Third Quarter 2015 Highlights (Versus Third Quarter 2014)

•	Adjusted EBITDA of $156.2 million declined 8.4 percent from $170.6 million, primarily due to foreign currency translation impacts. On a currency neutral basis, Adjusted EBITDA decreased 2.0 percent as the benefit of growth and higher margins was offset by lower demand in upstream oil and gas markets.

•	In July, the Company completed the acquisition of the assets of Chemical Associates, Inc., expanding Univar’s capabilities in renewable oleochemical products.

DOWNERS GROVE, Ill. – November 3, 2015 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical distributor and provider of value-added services, announced today its financial results for the third quarter ended September 30, 2015.

“Univar delivered Adjusted EBITDA on a currency neutral basis that was modestly below prior year and in-line with our guidance. We also generated strong cash flow during the quarter. The strength and diversity of our product and customer portfolio combined with productivity gains, including our EMEA restructuring, enabled us to again largely offset the steep declines in demand for our products in upstream oil and gas markets,” said Erik Fyrwald, President and Chief Executive Officer. “We will continue to execute against our strategic priorities and are deploying our free cash flow to make attractive investments that will drive future growth.”

Company Performance

The results of the Company’s operating performance are described below and, unless otherwise indicated, are a comparison of 2015 third-quarter results with 2014 third-quarter results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

	(Unaudited)

	Three months ended September 30,
(in millions)	2015	2014	$ change	% change	% change excl. currency
External Net Sales
USA	$1,364.6	$1,578.3	$(213.7)	(13.5)%	(13.5)%
Canada	290.7	339.7	(49.0)	(14.4)%	4.8%
EMEA	433.2	546.5	(113.3)	(20.7)%	(6.2)%
Rest of World	117.8	144.4	(26.6)	(18.4)%	7.3%

Total Consolidated Net Sales	$2,206.3	$2,608.9	$(402.6)	(15.4)%	(8.4)%

Gross Profit
USA	$280.7	$299.5	$(18.8)	(6.3)%	(6.3)%
Canada	52.9	64.1	(11.2)	(17.5)%	(0.3)%
EMEA	92.6	108.8	(16.2)	(14.9)%	0.4%
Rest of World	24.3	20.7	3.6	17.4%	58.5%

Total Consolidated Gross Profit	$450.5	$493.1	$(42.6)	(8.6)%	(1.3)%

Adjusted EBITDA
USA	$103.4	$115.1	$(11.7)	(10.2)%	(10.2)%
Canada	23.6	28.5	(4.9)	(17.2)%	(0.4)%
EMEA	21.3	21.9	(0.6)	(2.7)%	9.6%
Rest of World	9.8	4.4	5.4	122.7%	202.2%
Other*	(1.9)	0.7	(2.6)	(371.4)%	—

Total Consolidated Adjusted EBITDA	$156.2	$170.6	$(14.4)	(8.4)%	(2.0)%

*	Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights

USA – Net sales for the USA segment decreased 13.5 percent from $1,578.3 million to $1,364.6 million, primarily due to lower sales to the upstream oil and gas market, and lower selling prices for several basic chemical products related to lower oil prices. Gross profit decreased $18.8 million, or 6.3 percent, to $280.7 million. Gross margin, however, increased 160 basis points to 20.6 percent. This was due to pricing and product mix improvements and the successful implementation of productivity initiatives, as well as solid year-over-year growth in services and markets outside of oil and gas, including personal care, food ingredients, pharmaceutical, and water treatment. Adjusted EBITDA decreased 10.2 percent from $115.1 million to $103.4 million. Adjusted EBITDA margin increased 30 basis points to 7.6 percent primarily due to improved gross margin.

Canada – Net sales for the Canadian segment decreased 14.4 percent from $339.7 million to $290.7 million. On a currency neutral basis, sales increased 4.8 percent on higher volumes in core industrial end markets and increased herbicide sales to the agriculture market due to optimal seasonal growing conditions, helping to completely offset oil and gas headwinds for the segment in the quarter. Gross profit decreased 17.5 percent from $64.1 million to $52.9 million, primarily due to foreign currency translation. On a currency neutral basis, gross profit was essentially flat. Gross margin decreased 70 basis points to 18.2 percent primarily due to product mix. Adjusted EBITDA decreased 17.2 percent from $28.5 million to $23.6 million. On a currency neutral basis, Adjusted EBITDA decreased 0.4 percent. Adjusted EBITDA margin decreased 30 basis points to 8.1 percent, primarily due to lower gross margin.

EMEA – Net sales for the EMEA segment decreased 20.7 percent from $546.5 million to $433.2 million. On a currency neutral basis, sales decreased 6.2 percent, primarily due to the exit of certain low-margin business, as well as reduced demand for oil and gas products. Gross profit decreased 14.9 percent from $108.8 million to $92.6 million. On a currency neutral basis, gross profit increased 0.4 percent. Gross margin increased 150 basis points to 21.4 percent due to product mix improvements. Adjusted EBITDA decreased 2.7 percent from $21.9 million to $21.3 million. On a currency neutral basis, Adjusted EBITDA increased 9.6 percent. Adjusted EBITDA margin increased 90 basis points to 4.9 percent, due to higher gross margin.

Rest of World – Net sales for the Rest of World segment decreased 18.4 percent from $144.4 million to $117.8 million. On a currency neutral basis, sales increased 7.3 percent. Gross profit increased 17.4 percent from $20.7 million to $24.3 million. On a currency neutral basis, gross profit increased 58.5 percent. Gross margin increased 630 basis points to 20.6 percent. Adjusted EBITDA increased 122.7 percent, from $4.4 million to $9.8 million. Adjusted EBITDA margin increased by 530 basis points to 8.3 percent. Increases in sales, gross profit, gross margin, and Adjusted EBITDA were primarily driven by the favorable year-over-year impact of the November 2014 D’Altomare acquisition.

Recent Events

•	On October 2, 2015, Univar Canada completed the acquisition of all the outstanding stock of Future Transfer Co., Inc.; BlueStar Distribution Inc.; and related companies (“Future/BlueStar”). Future/BlueStar specializes in logistics, warehousing, packaging, and formulation services to the agriculture chemicals industry in Canada. With this acquisition, Univar enters into the agriculture formulation services business and expands the Company’s national presence in the Canadian agriculture third-party logistics (3PL) market with a total of 10 facilities in four provinces with more than 1.2 million square feet of warehouse space.

Outlook

The Company expects full-year 2015 Adjusted EBITDA on a currency neutral basis to be essentially flat to modestly below the prior year as margin improvement and productivity gains continue to largely offset lower demand from oil and gas markets.

“Slow industrial production growth, together with lower oil and gas demand, will continue to present headwinds in the fourth quarter compared to the same period last year. In addition to aggressively managing our cost structure, we remain focused on executing our plan to grow the value of Univar through mix enrichment, productivity gains, and bolt-on acquisitions. At the same time, we are committed to safely bringing more total cost of ownership savings to our customers while helping our suppliers grow,” said Fyrwald.

Univar to Host Webcast on November 3 at 8 a.m. EST

The Company will host a webcast with investors to discuss the third-quarter results at 8 a.m. EST on November 3, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Adjusted EBITDA

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of pension mark to market adjustments, acquisition and integration related expenses, employee stock-based compensation expense, redundancy and restructuring costs, advisory fees paid to stockholders, and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, ineffective portion of cash flow hedges, debt refinancing costs, and other non-operating activity). The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses;

•	the Company uses Adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•	other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedules A, B, and C.

About Univar

Founded in 1924, Univar is a global distributor of specialty and basic chemicals from more than 8,000 producers worldwide. Univar operates more than 800 distribution facilities throughout North America, Western Europe, the Asia-Pacific region, and Latin America, supported by a global network of sales and technical professionals. With a broad portfolio of products and value-added services, and deep technical and market expertise, Univar delivers the tailored solutions customers need through one of the most extensive chemical distribution networks in the world. Univar is Chemistry DeliveredSM.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Univar Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions, except share and per share data)	2015	2014	2015	2014
Net sales	$2,206.3	$2,608.9	$7,015.5	$7,986.7
Cost of goods sold (exclusive of depreciation)	1,755.8	2,115.8	5,636.2	6,520.7

Gross profit	450.5	493.1	1,379.3	1,466.0
Operating expenses:
Outbound freight and handling	81.4	92.8	247.4	274.2
Warehousing, selling and administrative	212.9	229.7	661.4	699.2
Other operating expenses, net	10.2	7.3	57.3	54.6
Depreciation	34.3	33.9	104.0	95.1
Amortization	22.0	23.9	66.3	71.7

Total operating expenses	360.8	387.6	1,136.4	1,194.8

Operating income	89.7	105.5	242.9	271.2

Other (expense) income:
Interest income	1.2	1.8	3.9	6.7
Interest expense	(40.8)	(65.6)	(169.8)	(199.2)
Loss on extinguishment of debt	(4.8)	—	(12.1)	(1.2)
Other (expense) income, net	(25.6)	6.3	(30.9)	2.4

Total other expense	(70.0)	(57.5)	(208.9)	(191.3)

Income before income taxes	19.7	48.0	34.0	79.9
Income tax expense	7.6	2.2	14.6	17.4

Net income	$12.1	$45.8	$19.4	$62.5

Income per common share:
Basic	$0.09	$0.46	$0.17	$0.63
Diluted	0.09	0.46	0.17	0.62
Weighted average common shares outstanding:
Basic	137,585,461	99,739,584	113,579,729	99,699,426
Diluted	138,383,633	100,547,841	114,238,785	100,193,713

Univar Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in millions, except share and per share data)	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$187.4	$206.0
Trade accounts receivable, net	1,243.4	1,277.5
Inventories	859.8	942.7
Prepaid expenses and other current assets	147.6	158.5
Deferred tax assets	33.1	37.1

Total current assets	2,471.3	2,621.8

Property, plant and equipment, net	1,035.8	1,032.3
Goodwill	1,723.5	1,767.6
Intangible assets, net	505.7	574.9
Deferred tax assets	7.4	15.5
Other assets	76.4	64.5

Total assets	$5,820.1	$6,076.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$32.7	$61.1
Trade accounts payable	978.9	991.9
Current portion of long-term debt	40.8	80.7
Accrued compensation	70.8	73.7
Other accrued expenses	266.7	308.1
Deferred tax liabilities	0.6	3.4

Total current liabilities	1,390.5	1,518.9

Long-term debt	3,080.9	3,739.5
Pension and other postretirement benefit liabilities	259.2	304.5
Deferred tax liabilities	100.9	119.7
Other long-term liabilities	135.5	145.9
Commitment and contingencies	—	—
Stockholders’ equity:
Preferred stock, 200,000,000 shares authorized at $0.01 par value with no shares issued or outstanding as of September 30, 2015 and December 31, 2014	—	—
Common stock, 2,000,000,000 shares authorized at $0.01 par value with 137,956,040 shares issued and outstanding at September 30, 2015; 370,181,733 shares authorized at $0.000000028 par value with 100,190,194 shares issued and outstanding at December 31, 2014	1.4	—
Additional paid-in capital	2,222.6	1,457.6
Accumulated deficit	(982.1)	(1,001.3)
Accumulated other comprehensive loss	(388.8)	(208.2)

Total stockholders’ equity	853.1	248.1

Total liabilities and stockholders’ equity	$5,820.1	$6,076.6

Univar Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2015	2014	2015	2014
Operating activities:
Net income	$12.1	$45.8	$19.4	$62.5
Adjustments to reconcile net income to net cash provided by (used by) operating activities:
Depreciation and amortization	56.3	57.8	170.3	166.8
Amortization of deferred financing fees and debt discount	2.2	4.2	10.2	12.4
Amortization of pension credit from accumulated other comprehensive loss	(3.0)	(3.0)	(9.0)	(9.0)
Loss on extinguishment of debt	4.8	—	12.1	1.2
Deferred income taxes	(5.2)	(3.0)	(7.0)	3.2
Stock-based compensation expense	2.1	3.9	5.5	11.5
Other	(0.5)	0.2	(1.1)	0.6
Changes in operating assets and liabilities:
Trade accounts receivable, net	150.2	144.1	(22.0)	(230.7)
Inventories	27.6	(16.8)	35.9	(111.3)
Prepaid expenses and other current assets	3.2	1.4	1.2	(6.1)
Trade accounts payable	(192.0)	(162.0)	35.8	149.2
Pensions and other postretirement benefit liabilities	(19.3)	(13.0)	(50.3)	(36.7)
Other, net	44.1	(5.6)	(9.8)	(35.5)

Net cash provided by (used by) operating activities	82.6	54.0	191.2	(21.9)

Investing activities:
Purchases of property, plant and equipment	(40.9)	(25.7)	(103.3)	(74.1)
Purchases of a business, net of cash acquired	(32.0)	—	(50.6)	—
Proceeds from sale of property, plant and equipment	1.3	1.7	6.3	3.4
Other	—	—	(5.5)	(1.0)

Net cash used by investing activities	(71.6)	(24.0)	(153.1)	(71.7)

Financing activities:
Proceeds from sale of common stock	(0.5)	—	765.3	3.0
Proceeds from the issuance of long-term debt	2,806.6	(5.4)	2,806.6	157.9
Payments on long-term debt and capital lease obligations	(2,774.8)	(19.9)	(3,537.9)	(59.7)
Short-term financing, net	(4.7)	—	(15.9)	(11.9)
Financing fees paid	(28.7)	(0.3)	(28.7)	(5.3)
Other	(1.7)	0.1	(3.6)	(3.5)

Net cash (used by) provided by financing activities	(3.8)	(25.5)	(14.2)	80.5

Effect of exchange rate changes on cash and cash equivalents	(16.8)	(18.3)	(42.5)	(17.9)

Net decrease in cash and cash equivalents	(9.6)	(13.8)	(18.6)	(31.0)
Cash and cash equivalents at beginning of period	197.0	163.2	206.0	180.4

Cash and cash equivalents at end of period	$187.4	$149.4	$187.4	$149.4

Schedule A

Univar Inc.

Reconciliation of Adjusted EBITDA to Reported Net Income

(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Elimin- ations(1)	Consolidated
	Three Months Ended September 30, 2015
Net sales:
External customers	$1,364.6	$290.7	$433.2	$117.8	$—	$2,206.3
Inter-segment	34.4	2.2	1.1	0.1	(37.8)	—

Total net sales	1,399.0	292.9	434.3	117.9	(37.8)	2,206.3
Cost of goods sold (exclusive of depreciation)	1,118.3	240.0	341.7	93.6	(37.8)	1,755.8

Gross profit	280.7	52.9	92.6	24.3	—	450.5
Outbound freight and handling	55.6	9.0	14.6	2.2	—	81.4
Warehousing, selling and administrative (operating expenses)	121.7	20.3	56.7	12.3	1.9	212.9

Adjusted EBITDA	$103.4	$23.6	$21.3	$9.8	$(1.9)	$156.2

Other operating expenses, net (2)						10.2
Depreciation						34.3
Amortization						22.0
Interest expense, net						39.6
Loss on extinguishment of debt						4.8
Other expense, net (3)						25.6
Income tax expense						7.6

Net income						$12.1

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Elimin- ations(1)	Consolidated
	Three Months Ended September 30, 2014
Net sales:
External customers	$1,578.3	$339.7	$546.5	$144.4	$—	$2,608.9
Inter-segment	33.3	2.6	1.4	—	(37.3)	—

Total net sales	1,611.6	342.3	547.9	144.4	(37.3)	2,608.9
Cost of goods sold (exclusive of depreciation	1,312.1	278.2	439.1	123.7	(37.3)	2,115.8

Gross profit	299.5	64.1	108.8	20.7	—	493.1
Outbound freight and handling	59.8	11.3	19.0	2.7	—	92.8
Warehousing, selling and administrative (operating expenses)	124.6	24.3	67.9	13.6	(0.7)	229.7

Adjusted EBITDA	$115.1	$28.5	$21.9	$4.4	$0.7	$170.6

Other operating expenses, net (2)						7.3
Depreciation						33.9
Amortization						23.9
Interest expense, net						63.8
Other income, net (3)						(6.3)
Income tax expense						2.2

Net income						$45.8

(1)	Other/Eliminations represents the elimination of intersegment transactions as well as unallocated corporate costs consisting of costs specifically related to parent company operations that do not directly benefit segments, either individually or collectively.
(2)	See Schedule B for items included in other operating expenses, net.
(3)	See Schedule C for items included in other (expense) income, net.

Schedule B

Univar Inc.

Other Operating Expenses, Net

(Unaudited)

	Three months ended September 30,
(in millions)	2015	2014
Acquisition and integration related expenses	$2.4	$0.4
Stock-based compensation expense	2.1	3.9
Redundancy and restructuring	4.4	1.2
Advisory fees paid to CVC and CD&R(1)	—	1.3
Other	1.3	0.5

Total other operating expenses, net	$10.2	$7.3

(1)	Significant stockholders CVC Capital Partners (“CVC”) and Clayton, Dubilier & Rice, LLC (“CD&R”).

Schedule C

Univar Inc.

Other (Expense) Income, Net

(Unaudited)

	Three months ended September 30,
(in millions)	2015	2014
Foreign currency transactions	$(8.0)	$7.5
Undesignated foreign currency derivative instruments	0.1	(0.8)
Undesignated interest rate swap contracts	(0.2)	—
Ineffective portion of cash flow hedges	—	0.3
Debt refinancing costs	(16.5)	—
Other	(1.0)	(0.7)

Total other (expense) income, net	$(25.6)	$6.3

Schedule D

Univar Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2015	2014	2015	2014
Net income	$12.1	$45.8	$19.4	$62.5
Other comprehensive (loss) income, net of tax:
Foreign currency translation	(82.5)	(72.9)	(178.8)	(70.7)
Pension and other postretirement benefit adjustment	(1.8)	(1.8)	(5.5)	(5.5)
Derivative financial instruments	—	2.1	3.7	(0.2)

Total other comprehensive loss, net of tax	(84.3)	(72.6)	(180.6)	(76.4)

Comprehensive loss	$(72.2)	$(26.8)	$(161.2)	$(13.9)